INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-3 and related prospectus of our report dated February 14, 1996, appearing on Form 10-K and our report dated October 15, 1996, appearing on Form 8-K dated October 18, 1996, as amended by Form 8-K/A dated October 23, 1996, as amended by Form 8K/A dated October 25, 1996.

We also consent to the reference to us under the heading "Experts" in such Registration Statement and Prospectus.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Seattle, Washington


December 4, 1996